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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Amkor Technology, Inc. of our report dated February 13, 1998 (except as to Note 7 which is dated July 27, 1999) and our report dated March 30, 1999 (except as to Note 7 which dated July 27, 1999) and to all references to our Firm included in this Registration Statement.



                                        /s/ SIANA CARR & O'CONNOR, LLP
                                        ---------------------------------------
                                        SIANA CARR & O'CONNOR, LLP



Paoli, Pennsylvania
December 3, 1999